MASTR Asset Securitization Trust Series 2002-8 (gp 1)

Whole Loan 15 YR Fixed-Rate

Deal Size	$225mm approx.
GWAC	6.06% +/– 10bps
WAM	178 +/– 2 months
California	40% approx.
Avg Loan Size	$480k approx.
WA LTV	58.00% approx.
WA FICO	750 approx.
AAA Ratings	2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level	1.50% approx.
Pricing Speed	300% PSA
Settlement Date	11/29/02
Depositor Master Servicer/Bond Administrator	Mortgage Asset Securitization Transactions, Inc. Wells Fargo Bank Minnesota, NA

All numbers approximate.

All tranches subject to 10% size variance.

The information herein has been provided solely by UBS Warburg LLC.  Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.  The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.

MASTR Asset Securitization Trust Series 2002-8 (gp 2)

Whole Loan 30 YR Fixed-Rate

Deal Size	$600MM approx.
GWAC	6.59% +/– 10bps
WAM	357 +/– 2 months
California	50% max
Avg Loan Balance	$460k approx.
WA LTV	70.00% approx.
Loan Purpose: Cash-Out Refi	23.0% approx.
WA FICO	735 approx.
AAA Ratings	2 of 3 (S&P, Moodys. Fitch)
Estimated Subordination Level	3.25% approx.
Pricing Speed	300% PSA
Settlement Date	11/29/02
Depositor Master Servicer/Bond Administrator	Mortgage Asset Securitization Transactions, Inc. Wells Fargo Bank Minnesota, NA

All numbers approximate.

All tranches subject to 10% size variance.

The information herein has been provided solely by UBS Warburg LLC.  Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.  The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.